As filed with the Securities and Exchange Commission on September 24, 1997


                                                	Registration No. 333-

                     	SECURITIES AND EXCHANGE COMMISSION
                          	Washington, D.C.  20549

                                  	FORM S-8
                             	REGISTRATION STATEMENT
                                  	UNDER THE
                            	SECURITIES ACT OF 1933

                                 	THE GAP, INC.
               	(Exact name of issuer as specified in its charter)

                  	DELAWARE	                         94-1697231
          	(State or jurisdiction of	              (I.R.S. Employer
          	incorporation or organization)	       Identification No.)

               	One Harrison Street, San Francisco, CA  94105
                  	(Address of Principal Executive Offices)

                         	The Gap, Inc. Nonemployee
                    	Director Deferred Compensation Plan
                         	(Full Title of the Plan)

                            	Anne B. Gust, Esq.
                               The Gap, Inc.
                            	One Harrison Street
                         	San Francisco, CA  94105
                  	(Name and address of agent for service)

        	Telephone number, including area code, of agent for service:
                             	(415) 427-2000

                                	Copies to:
                           	John E. Aguirre, Esq.
                      	Orrick, Herrington & Sutcliffe
                           	400 Sansome Street
                       	San Francisco, CA  94111

                       	Calculation of Registration Fee


Title of	        Amount to	     Proposed	     Proposed	     Amount of
securities to	   be registered 	maximum	      maximum	      fee*
be registered	  	               offering	     aggregate
                              		price per 	   offering
                               	share*	       price*


Common Stock**	    200,000	      $52.25	     $10,450,000	    $3,166.67
                  	shares



*	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $52.25, the average of the high low prices of shares on the New York Stock Exchange on September 19, 1997.


             	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) The Gap, Inc.'s (the "Company") latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-B relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation of the Company, as permitted in
Section 102 of the General Corporation Law of the State of Delaware (the "GCL"), eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) paying a dividend or approving a stock repurchase in violation of Delaware law, or (iv) any transaction from which the director derived any improper personal benefit.

Under the Bylaws of the Company, each director and officer of the Company is entitled to indemnification, to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, against all expenses, liability and loss incurred in connection with any action, suit or proceeding in which he or she may be involved by reason of the fact that he or she is or was a director or officer of the Company. Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than a derivative action) by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as an agent of another entity, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In regard to a derivative action, indemnification may not be made in respect of any matter as to which an officer or director is adjudged to be liable unless the Delaware Court of Chancery, or the court in which such action was brought, shall determine such person is fairly and reasonably entitled to indemnity.

The Company carries insurance policies in standard form indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for any sums it may be required or permitted to pay pursuant to applicable law to its directors and officers by way of indemnification against liabilities incurred by them in their capacities as such.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	 The Gap, Inc. Nonemployee Director Deferred Compensation Plan
     (the "Plan").

4.2 	Amended and Restated Certificate of Incorporation of The Gap,
     Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended
     January 30, 1993, Commission File No. 1-7562).

4.3 	By-Laws of The Gap, Inc. (incorporated by reference to
     Exhibit C to the registrant's Proxy Statement for its May 24, 1988 annual meeting of stockholders, Commission File
     No. 1-7562).

4.4 	Amended Article IV of By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the registrant's Registration
     Statement on Form S-8, Commission File No. 333-00417).

4.5 	Form of Discounted Stock Option Agreement under the Plan.

5.1 	Opinion of Orrick, Herrington & Sutcliffe LLP.

15.1	Letter re unaudited financial information.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in
     Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

ITEM 9.	UNDERTAKINGS

	(a)	The undersigned registrant hereby undertakes:

  		(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

    			(i)	To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

 		    (ii)	To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  		   (iii)	To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		  (2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  		(3)	To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



	Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 23rd day of September, 1997.

THE GAP, INC.
(Registrant)


/s/ Millard S. Drexler
Millard S. Drexler
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature                           Title                Date

Principal Executive Officer:



  /s/ Millard S. Drexler          President and         September 23, 1997
 Millard S. Drexler               Chief Executive
                                  Officer



Principal Financial and
Principal Accounting Officer:



  /s/ Warren R. Hashagen          Senior Vice           September 23, 1997
 Warren R. Hashagen               President and
                                  Chief Financial
                                  Officer






Directors:

            *
    Adrian D. P. Bellamy	          Director	          September 23, 1997


            *
    John G. Bowes	                 Director	          September 23, 1997


            *
    Millard S. Drexler	            Director	          September 23, 1997


            *
    Donald G. Fisher	              Director	          September 23, 1997


            *
    Doris F. Fisher	               Director	          September 23, 1997


            *
    Robert J. Fisher	              Director	          September 23, 1997


            *
    Lucie J. Fjeldstad	            Director	          September 23, 1997


            *
    William A. Hasler	             Director	          September 23, 1997


            *
    John M. Lillie	                Director	          September 23, 1997


            *
    Charles R. Schwab	             Director	          September 23, 1997


            *
    Brooks Walker, Jr.	            Director	          September 23, 1997


            *
    Sergio Zyman	                  Director	          September 23, 1997

*By:   /s/ Anne B. Gust
         Anne B. Gust
       Attorney-in-Fact

A majority of the members of the Board of Directors.




	EXHIBIT INDEX



4.1 	The Gap, Inc. Nonemployee Director Deferred Compensation Plan
     (the "Plan").

4.2 	Amended and Restated Certificate of Incorporation of The Gap,
     Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Annual Report on Form 10-K for the year ended
     January 30, 1993, Commission File No. 1-7562).

4.3 	By-Laws of The Gap, Inc. (incorporated by reference to
     Exhibit C to the registrant's Proxy Statement for its May 24, 1988 annual meeting of stockholders, Commission File
     No. 1-7562).

4.4 	Amended Article IV of By-Laws of The Gap, Inc. (incorporated by reference to Exhibit 4.4 to the registrant's Registration
     Statement on Form S-8, Commission File No. 333-00417).

4.5 	Form of Discounted Stock Option Agreement under the Plan.

5.1 	Opinion of Orrick, Herrington & Sutcliffe LLP.

15.1	Letter re unaudited financial information.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in
     Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.